Exhibit 21.1

RAIT Financial Trust

Subsidiaries at February 23, 2010

Entity Name	Domestic Jurisdiction	DBA Names

1805 Old Alabama Road, LLC	Georgia

1805 Old Alabama Road Manager, LLC	Georgia

210-218 The Promenade North LLC	California

Apartments of Mandalay Bay, LLC	Delaware

Aslan Centerpoint, LLC	Kentucky

Aslan Chalkville, LLC	Kentucky

Aslan Terrace, LLC	Kentucky

Autumn Grove Apartments Illinois, LLC	Delaware

Autumn Grove Member, LLC	Delaware

Beachcomber Florida, LLC	Delaware

Belle Creek Apartments Colorado, LLC	Delaware

Belle Creek, LLC	Delaware

Belle Creek Member, LLC	Delaware

Boca Yamato, LLC	Delaware

Burton Holdings, LLC	Delaware

Cardinal Florida, LLC	Delaware

Colonial Parc Apartments Arkansas, LLC	Delaware

Colonial Parc Member, LLC	Delaware

Copper Mill Member, LLC	Delaware

CP/GP, Inc.	Pennsylvania

Creeks at Copper Hills Apartments Texas, LLC	Delaware

Creekstone Colony Lakes Member, LLC	Delaware

Crestmont Apartments Georgia, LLC	Delaware

Crestmont Member, LLC	Delaware

Cumberland Glen Apartments Georgia, LLC	Delaware

Cumberland Member, LLC	Delaware

Daytona Florida, LLC	Delaware

Del Aire Florida, LLC	Delaware

Desert Wind Apartments Arizona, LLC	Delaware

Desert Wind, LLC	Delaware

Desert Wind Member, LLC	Delaware

Eagle Ridge Apartments California, LLC	Delaware

Eagle Ridge, LLC	Delaware

Eagle Ridge Member, LLC	Delaware

Embark On Burton LLC	Delaware

Emerald Bay Apartments Nevada, LLC	Delaware

Emerald Bay Manager, LLC	Delaware

Emerald Bay Member, LLC	Delaware

Executive Center Member, LLC	Delaware

Executive Center Wisconsin, LLC	Delaware

Grand Terrace Apartments California, LLC	Delaware

Grand Terrace, LLC	Delaware

Grand Terrace Member, LLC	Delaware

Heritage Trace Apartments Virginia, LLC	Delaware

Heritage Trace Member, LLC	Delaware

ICP 3400, LLC (n/k/a McDowell Mountain Arizona, LLC)	Delaware

Jupiter Communities, LLC	Delaware	Jupiter Communities, LLC (Delaware)

Lafayette English Apartments, LP	Texas

Lafayette English GP. LLC	Delaware

Lafayette English Partner, LLC	Delaware

Lafayette English Member, LLC	Delaware

Las Vistas Apartments Arizona, LLC	Delaware

Las Vistas, LLC	Delaware

Las Vistas Member, LLC	Delaware

Lexington Mill Mississippi Member, LLC	Delaware

Lexington Mill Mississippi Owner, LLC	Delaware

Long Beach Promenade Holdings, LLC	Delaware

Madison Park Apartments Indiana, LLC	Delaware

Madison Park Member, LLC	Delaware

Mandalay Member, LLC	Delaware

MGS Florida, LLC	Delaware

Mineral Center Colorado, LLC	Delaware

Mineral Center Member, LLC	Delaware

Murrells Retail Associates, LLC	Delaware

Murrells Retail Holdings, LLC	Delaware

New Stonecrest Preferred, LLC	Delaware

North Park Place Owner A, LLC	Delaware

North Park Place Owner B, LLC	Delaware

North Park Place Owner C, LLC	Delaware

Orchid Tree Arizona, LLC	Delaware

Orchid Tree Member, LLC	Delaware

OSEB GP, Inc.	Delaware

Oyster Point Apartments Virginia, LLC	Delaware

Oyster Point Member, LLC	Delaware

Penny Lane Apartments Arizona, LLC	Delaware

Penny Lane Manager, LLC	Delaware

Penny Lane Member, LLC	Delaware

Pepper Mill Mississippi Member, LLC	Delaware

Pepper Mill Mississippi Owner, LLC	Delaware

Perkins Member, LLC	Delaware

PRG-RAIT Portfolio Member, LLC	Delaware

RAIT-401 Michigan, LLC	Delaware

RAIT 500 Michigan, LLC	Delaware

RAIT Amarillo, LLC	Delaware

RAIT Aslan Centerpoint, LLC	Delaware

RAIT Aslan Chalkville, LLC	Delaware

RAIT Aslan Terrace, LLC	Delaware

RAIT Asset Holdings II, LLC	Delaware

RAIT Asset Holdings II Member, LLC	Delaware

RAIT Asset Holdings, LLC	Delaware

Rait Asset Management, LLC	Delaware

RAIT Atria, LLC	Delaware

RAIT Braden Lakes, LLC	Delaware

RAIT Broadstone, Inc.	Delaware

RAIT Capital Corp.	Delaware

RAIT Capital Limited	Ireland

RAIT Cornerstone, LLC	Delaware

RAIT CRE CDO I, LLC	Delaware

RAIT CRE CDO I, Ltd.	Cayman Islands

RAIT CRE Holdings, LLC	Delaware

RAIT-CVI III Belle Creek, LLC	Delaware

RAIT-CVI III, LLC	Delaware

RAIT Equity Holdings I, LLC	Delaware

RAIT Executive Mews Manager III, Inc.	Delaware

RAIT Executive Mews Manager II, Inc.	Delaware

RAIT Executive Mews Manager I, Inc.	Delaware

RAIT Financial Trust	Maryland

RAIT General, Inc.	Maryland

RAIT-Hartford, L.L.C.	Delaware

RAIT Jupiter Holdings, LLC	Delaware

RAIT Loan Acquisitions I, LLC	Delaware

RAIT Limited, Inc.	Maryland

RAIT Lincoln Court, LLC	Delaware

RAIT McDowell, LLC	Delaware

RAIT Milwaukee, LLC	Delaware

RAIT-Neenah, L.L.C.	Delaware

RAIT North Park, LLC	Delaware

RAIT North Park Place, LLC	Delaware

RAIT Old Alabama Road, LLC	Georgia

RAIT Old Town Investor, LLC	Delaware

RAIT Partnership, L.P.	Delaware

RAIT Preferred Funding II, LLC	Delaware

RAIT Preferred Funding II, Ltd	Cayman Islands

RAIT Preferred Holdings II, LLC	Delaware

RAIT Preferred Holdings I, LLC	Delaware

RAIT-PRG Member, LLC	Delaware

RAIT Promontory Point, LLC	Delaware

RAIT Quito-B, LLC	Delaware

RAIT Quito-C, LLC	Delaware

RAIT Reuss B Member, LLC	Delaware

RAIT Reuss C Member, LLC	Delaware

RAIT Reuss D Member, LLC	Delaware

RAIT Reuss Federal Plaza, LLC	Delaware

RAIT Rogers Plaza, LLC	Delaware

RAIT Rohrerstown, L.P.	Pennsylvania

RAIT Rutherford A, LLC	Delaware

RAIT SAAR Company, LLC	Delaware

RAIT Sabel Key Manager, Inc.	Delaware

RAIT Securities, LLC	Delaware

RAIT Securities (UK) Ltd.	United Kingdom

RAIT SLH, Inc.	Pennsylvania

RAIT Stone Creek, LLC	Delaware

RAIT Stone Creek Preferred, LLC	Delaware

RAIT Stonecrest, LLC	Delaware

RAIT Towne Square, LLC	Delaware

RAIT-Two Rivers, L.L.C.	Delaware

RAIT Urban Holdings, LLC	Delaware

RAIT Willow Creek Apartments, LLC	Delaware

RCMBS Investors I, LLC	Delaware

Regency Meadows, LLC	Delaware

Regency Meadows Nevada, LLC	Nevada

Regency Meadows Nevada Member, LLC	Nevada

REM-Cherry Hill, LLC	New Jersey

Remington Florida, LLC	Delaware

Remington Florida Member, LLC	Delaware

REM-Willow Grove, Inc.	Pennsylvania

REM-Willow Grove, L.P.	Pennsylvania

River View New York, LLC	Delaware	River View Apartments New York, LLC

Rutherford Plaza A Member III, LLC	Delaware

Rutherford Plaza A Member II, LLC	Delaware

Rutherford Plaza A Member I, LLC	Delaware

Rutherford Plaza Manager, Inc.	Delaware

Rutherford Preferred, LLC	Delaware

Sandal Ridge Apartments Arizona, LLC	Delaware

Sandal Ridge, LLC	Delaware

Sandal Ridge Member, LLC	Delaware

Saxony Florida, LLC	Delaware

Sharpstown Mall Texas, LLC	Delaware

Sharpstown Member, LLC	Delaware

Silversmith Creek Florida Member, LLC	Delaware

Silversmith Creek Florida Owner, LLC	Delaware

Southgreen Apartments Indiana, LLC	Delaware

Southgreen Member, LLC	Delaware

Stone Creek Apartments Colorado, LLC	Delaware

St. Pete Beach Holdings, LLC	Delaware

Sunny Shores Florida, LLC	Delaware

Taberna Capital (Bermuda) Ltd.	Bermuda

Taberna Capital Management, LLC	Delaware

Taberna Equity Funding, Ltd.	Cayman Islands

Taberna European Capital Management, LLC	Delaware

Taberna Funding Capital Trust I	Delaware

Taberna Funding Capital Trust II	Delaware

Taberna Funding LLC	Delaware

Taberna IX Equity Trust, LLC	Delaware

Taberna Preferred Funding IX, Ltd.	Cayman Islands

Taberna Preferred Funding VIII, Ltd.	Cayman Islands

Taberna Real Estate CDO I, Ltd.	Cayman Islands

Taberna Realty Finance Trust	Maryland

Taberna Realty Holdings Trust	Maryland

Taberna VII Equity Trust, LLC	Delaware

Trails at Northpoint Mississippi Member, LLC	Delaware

Trails at Northpoint Mississippi Owner, LLC	Delaware

Treasure Island Florida, LLC	Delaware

Tresa At Arrowhead Arizona, LLC	Delaware

Tresa At Arrowhead Member, LLC	Delaware

Tuscany Bay Member, LLC	Delaware

Ventura Florida Owner, LLC	Delaware

Ventura Florida Member, LLC	Delaware

Willows at Lone Mountain West, LLC	Delaware

Willows Member, LLC	Delaware

Yamato Member, LLC	Delaware